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                                                               EXHIBIT 3 (B)




                            FORM OF SELLING AGREEMENT







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                    CANADA LIFE INSURANCE COMPANY OF NEW YORK



                                  Home Office
                              500 Mamaroneck Avenue
                               Harrison, NY 10528

                                SELLING AGREEMENT



         AGREEMENT by and between Canada Life Insurance Company of New York
(CLNY), a New York Corporation and Canada Life of America Financial Services, Inc. (CLAFS), a Georgia Corporation, a registered broker-dealer with the Securities and Exchange Commission under the Securities Act of 1934 (the 1934
Act), and a member of the National Association of Securities Dealers, Inc.
(NASD);

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(Selling Broker-Dealer), also a registered broker-dealer under the 1934 Act and member of the NASD: and

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(General Agent).

                                 I. INTRODUCTION

        WHEREAS, CLNY has issued certain annuity contracts, and these Contracts are registered under the Securities Act of 1933 (the 1933 Act) (Contracts or Contracts collectively); and

         WHEREAS, CLNY has authorized CLAFS as principal underwriter to enter into agreements, subject to the consent of the CLNY, with Selling Broker-Dealers and General Agents for the distribution of the Contracts; and

         WHEREAS, Selling Broker-Dealer and General Agent wish to participate in the distribution of the Contracts;

        NOW THEREFORE, in consideration of the promises and the Mutual covenants hereinafter contained, the parties hereto agree as follows:

                                 II. APPOINTMENT



         Subject to the terms and conditions of this Agreement, CLNY and CLAFS hereby appoint _________________________________ as Selling Broker-Dealer and _____________________________________ as General Agent for the solicitation of applications for the purchase of the Contracts, and Selling Broker-Dealer and General Agent accept such appointment.



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                   III. AUTHORITY AND DUTIES OF GENERAL AGENT

A. Licensing and Appointment of Producers

         General Agent is authorized to appoint Producers to solicit sales of the Contracts. General Agent warrants that all Producers appointed by General Agent pursuant to this Agreement shall not solicit nor aid, directly or indirectly, in the solicitation of any application for any Contract until that Producers is fully licensed under New York insurance law and, in connection with securities regulated Contracts, is a fully registered representation of Selling Broker-Dealer. General Agent shall prepare and transmit the appropriate licensing and appointment forms to CLNY. General Agent shall pay all fees to state insurance regulatory authorities in connection with obtaining necessary licenses and appointments for Producers. All fees payable to regulatory authorities in connection with the initial CLNY appointment of producers who already possess necessary insurance licenses shall be paid by General Agent.
Any renewal license fees due after the initial appointment shall be paid by General Agent. General Agent shall periodically provide CLNY with a list of all Producer appointed by General Agent and the jurisdictions where such Producers are licensed to solicit sales of the contracts. General Agent agrees to fulfill all requirements set forth in the General Letter or Recommendation attached as Exhibit A in conjunction with the submission of licensing and appointment papers for all applicants as Producers submitted by General Agent.

B. Rejection of Producer

         CLAFS, or CLNY may, by written notice to General Agent, refuse to permit any Producer the right to solicit applications for the sale of any of the Contracts, require General Agent to cause any Producer to cease such solicitations or sales and cancel the appointment of any Producer.

C. Supervision of Producers

         General Agent shall supervise any Producers appointed pursuant to this Agreement to solicit sales of the Contracts and bear responsibility for all acts and omissions of each Producer. General Agent shall comply with and exercise all responsibilities required by applicable federal and state law and regulations. General Agent shall not be responsible for those supervisory responsibilities belonging to Selling Broker-Dealer under applicable securities laws which include, but are not limited to, supervising and training Producers in their capacity as registered representatives. Nothing contained in this Agreement or otherwise shall be deemed to make any Producer appointed by General Agent an employee or agent of CLNY or CLAFS. If the act or omission of a Producer or any other employee of General Agent is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to CLNY or CLAFS, General Agent shall be responsible and liable therefor

         Before a producer is permitted to sell the Contracts, General Agent, Selling Broker-Dealer and Producer shall have entered into a written agreement pursuant to which: 1) Producer is appointed a Producer of General Agent and a registered representative of Selling Broker-Dealer, 2) Producer agrees that his or her selling activities relating to securities regulated contracts shall be under the supervision and control of Selling Broker Dealer and his or her selling activities relating to insurance regulated Contracts shall be under the supervision and control of general Agent; and 3) that Producer's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer or General Agent.



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                IV. AUTHORITY AND DUTIES OF SELLING BROKER-DEALER

A. Supervision of Registered Representatives

         Selling Broker-Dealer agrees that it has full responsibility for the training and supervision of all persons, including Producers of General Agent, associated with Selling Broker-Dealer who are engaged directly or indirectly in the offer or sale of securities regulated Contracts. All such persons shall be subject to the control of Selling Broker-Dealer with respect to their securities regulated activities Broker-Dealer shall: 1) train and supervise Producers, in their capacity as registered representatives in the sale of securities regulated Contracts; 2) use its best efforts to cause such Producers to qualify under applicable federal and state laws to engage in the sale of securities regulated Contracts when required; 3) provide CLNY, to their satisfaction with evidence of Producers' qualifications to sell securities regulated Contracts, and 4) notify CLNY if any of such Producers ceases to be a registered representative of Selling Broker-Dealer. Selling Broker-Dealer agrees that a Producer must be a registered representative of Selling Broker-Dealer before engaging in the solicitation of any securities regulated Contracts and have entered into the written agreement more fully described in Section III, Paragraph C. CLNY and CLAFS shall not have any responsibility for the supervision of any registered representative or any other employee or affiliate of Selling Broker-Dealer. If the act or omission of a registered representative or any other employee or affiliate of Selling Broker-Dealer is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to CLNY or CLAFS, Selling Broker-Dealer shall be responsible and liable therefore.

         Selling Broker-Dealer shall fully comply with the requirements of the National Association of Securities Dealers, Inc. and of the Securities Exchange Act of 1934 and all other applicable federal or state laws. Selling Broker-Dealer shall establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Producers. Upon request by CLNY or CLAFS, Broker-Dealer shall furnish such records as may be necessary to establish diligent supervision.

                    V. AUTHORITY AND DUTIES OF GENERAL AGENT
                            AND SELLING BROKER-DEALER

A. Contracts

         The securities and insurance regulated Contract(s) issued by CLNY to which this Agreement applies are listed in Schedule I which may be amended from time to time by CLNY. CLNY, in its sole discretion with prior or concurrent written notice to Selling Broker-Dealer and General Agent, may suspend distribution of any Contracts. CLNY also has the right to amend any Contract(s) at any time.

B. Securing Application

         Each application for a Contract shall be made on an application form provided by CLNY, and all payments collected by Selling Broker-Dealer, General Agent or any registered representative and Producer shall be remitted promptly in full, together with such application form and any other required documentation, directly to CLNY at the address indicted on such application or to such other address as may be designated. Selling Broker-Dealer and General Agent shall review all such applications for completeness. Check or money order in payment of such Contracts should be made payable to the order of "Canada Life Insurance Company of New York". All applications are subject to acceptance or rejection by CLNY in its sole discretion.



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C. Receipt of Money

         All money payable in connection with any of the Contract(s), whether as premium, purchase payment or otherwise and whether paid by or on behalf of any contract owner or anyone else having interest in the Contracts, is the property of CLNY and shall be transmitted immediately in accordance with the administrative procedures of CLNY without any deduction or offset for any reason including, but not limited to, any deduction or offset for compensation claimed by Selling Broker-Dealer or General Agent, unless there has been a prior arrangement for net wire transmissions between CLNY and Selling Broker-Dealer or General Agent

D. Notice of Producer's Noncompliance

         Selling Broker-Dealer shall notify CLAFS and General Agent in the event a Producer fails or refuses to submit to the supervision of Selling Broker-Dealer or General Agent in accordance with this Agreement, the agreement between Selling Broker-Dealer, General Agent and Producer referred to in Section III Paragraph C and Section IV, Paragraph A, or otherwise fails to meet the rules and standards imposed by Selling Broker-Dealer or its registered representatives or General Agent or its producers. Selling Broker-Dealer or General Agent shall also immediately notify such Producer that he or she no longer authorized to sell the Contracts, and both Selling Broker-Dealer and General Agent shall take whatever additional action may be necessary to terminate the sales activities of such Producer relating to the Contracts.

E. Sales Promotion, Advertising and Prospectuses

         No sales promotion materials, circulars, documents or any advertising relating to any of the Contracts shall be used by Selling Broker-Dealer, General Agent or any Producers unless the specific item has been approved in writing by CLAFS and CLNY prior to use. Selling Broker-Dealer shall be provided, without any expense to Selling Broker-Dealer, with prospectuses and other material determined to be necessary for use relating to securities regulated Contracts. Nothing in these provisions shall prohibit Selling Broker-Dealer or General Agent from advertising life insurance and annuities on a generic basis.

                                 VI COMPENSATION

A. Commissions and Fees

         Commissions and fees payable to Selling Broker-Dealer or General Agent in connection with the securities regulated Contracts shall be paid on behalf of CLAFS by CLNY to Selling Broker-Dealer or General Agent, or as otherwise directed or required by law Commissions and fees payable to Selling Broker-Dealer, General Agent or Producer in connection with the insurance regulated Contracts shall be paid by CLNY to Selling Broker-Dealer or General Agent, or as otherwise directed or required by law. Selling Broker-Dealer or General Agent, as applicable, shall pay Producer. CLAFS will provide Selling Broker-Dealer and General Agent with a copy of CLNY's current Contracts, Commissions and Fee Schedule. Unless otherwise provided in the Contracts, Commissions and Fee Schedule, commissions will be paid as a percentage of premiums or purchase payments (collectively, Payments) received in cash or other legal tender and accepted by CLNY on applications obtained by the various Producers appointed by General Agent hereunder. Upon termination of this Agreement, all compensation to the Selling Broker-Dealer and General Agent hereunder shall cease.



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However, Selling Broker-Dealer and General Agent shall be entitled to receive compensation for all new and additional premium payments which are in process at the time of termination, and shall continue to be liable for any chargebacks pursuant to the provisions of said Contracts, Commissions and Fee Schedule, or for any other amounts advanced by or otherwise due CLAFS or CLNY hereunder.


B. Time of Payment

         CLNY will pay any commissions due General Agent hereunder no later than within fifteen (15) days after the end of the calendar month in which Payments upon which such commission is based are accepted by CLNY.

C. Amendment of Schedules

         CLAFS and CLNY may, upon at least ten (10) days' prior written notice to Selling Broker-Dealer and General Agent, change the Contracts, Commissions and Fee Schedule by written amendment of such Schedule. Any such change shall apply to compensation due on applications received by CLNY after the effective date of such notice.

D. Prohibition Against Rebates

         CLAFS or CLNY may terminate this agreement if Selling Broker-Dealer, General Agent or any Producer of General Agent rebates, offer to rebate or withholds any part of any Payments on the Contract. If Selling Broker-Dealer, General Agent or any Producer of General Agent shall at any time induce or endeavor to induce any owner of any Contract issued hereunder to discontinue payments or to relinquish any such Contract, except under circumstances where there is reasonable grounds for believing the Contract is not suitable for such person, any and all compensation due Selling Broker-Dealer or General Agent hereunder shall cease and terminate.

E. Indebtedness and Right of Set Off

         Nothing contained in this Agreement shall be construed as giving Selling Broker-Dealer or General Agent the right to issue and indebtedness on behalf of CLNY or CLAFS. Selling Broker-Dealer and General Agent hereby authorize CLNY as agent of CLAFS to set off liabilities of Selling Broker-Dealer and General Agent to CLNY or CLAFS against any and all amounts otherwise payable to Selling Broker-Dealer as General Agent

                             VII GENERAL PROVISIONS


A. Waiver

         Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.



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B. Limitations

         No party other than CLNY shall have the authority to: 1) make, alter or discharge any Contract issued by CLNY; 2) waive any forfeiture or extend die time of making any Payments; or 3) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of CLNY. No party other than CLAFS, shall have the authority to; 1) alter the forms or substitute other forms in place of those prescribed by CLAFS; or 2) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of CLAFS.

C. Fidelity Bond and Other Liability Coverage

         Selling Broker-Dealer and General Agent hereby assign any proceeds received from a fidelity bonding company, error and omissions or other liability coverage to CLNY or CLAFS as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Selling Broker-Dealer or General Agent shall promptly pay such amount on demand Selling Broker-Dealer and General Agent hereby indemnify and hold harmless CLNY and CLAFS from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

D. Binding Effect

         This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that neither Selling Broker-Dealer nor General Agent may assign this Agreement or any rights or obligations hereunder without the prior written consent of CLNY and CLAFS.

E. Regulations

         All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

F. Indemnification

         1) CLAFS agrees to indemnify and hold harmless Selling Broker-Dealer and General Agent, their officers, directors and employees, against any and all losses, claims, damages, or liabilities to which they may become subject under the 1933 Act, and 1934 Act, or other federal or state statutory law or regulations, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts or for the shares of Canada Life of America Series Fund, Inc. (Fund) files pursuant to the 1933 Act, or any prospectus included as a part thereof, as form time to time amended and supplemented.



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CLAFS agrees to indemnify and hold harmless Selling Broker-Dealer and General
Agent, their officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statement made not misleading in any advertisement or sales literature approved in writing by CLNY and CLAFS pursuant to Section V, Paragraph E, of this Agreement.

        2) Selling Broker-Dealer and General Agent agree to indemnify and hold harmless CLAFS, CLNY and any wholesaling organization, their officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon:


a) any oral or written misrepresentation by Selling Broker-Dealer or General Agent or their officers, directors, employees or agents unless such misrepresentation is contained in the registration statement for the Contracts or Fund Shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by CLNY and CLAFS pursuant to Section V, Paragraph E, of this Agreement, or b) the failure of Selling Broker-Dealer or General Agent or their officers, directors, employees or agents to comply with any applicable provisions of the Agreement.

G. Notices

         All notices or communications shall be sent to the address shown in this Agreement, or to such other address shown in this Agreement, or to such other address as the party may request, by giving written notice to the other parties.

H. Governing Law

         The Agreement shall be construed in accordance with and governed by the laws of the state of New York.

J. General Agent as Broker-Dealer

        If Selling Broker-Dealer and General Agent are the same person or legal entity, such person or legal entity shall have the rights and obligations hereunder of both Selling Broker-Dealer and General Agent and this Agreement shall be binding and enforceable by and against such person or legal entity in both capacities.

K. Complaints and Investigations

         General Agent, Selling Broker-Dealer CLNY and CLAFS agree to cooperate fully in the event of any regulatory investigation, inquiry or proceeding, judicial proceeding, or customer complaint involving the Contracts. In furtherance of the foregoing: 1) each party will notify all other parties of any such investigation, inquiry, proceeding or complaint involving the Contracts or affecting the ability of a party to perform pursuant to this Agreement within 10 days of obtaining knowledge of the same; and 2) in the case of a customer complaint, the involved parties will consult with each other prior to sending any written response with respect to such complaint.


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L. Termination

         This Agreement may be terminated, without cause, by any party upon thirty (30) days' prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated if CLAFS or Selling Broker-Dealer shall cease to be a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the NASD.

M. Address for Notice

         Address for Canada Life Insurance Company of New York
                  500 Mamaroneck Avenue
                  Harrison, NY 10528

         Address for Canada Life of America Financial Services, Inc.
                  6201 Powers Ferry Road, N.W.
                  Atlanta, Georgia 30339
























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Address for Selling Broker-Dealer           Address for General Agent

----------------------------------          --------------------------

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This Agreement shall be effective upon execution by General Agent and Selling
Broker-Dealer, and delivery of the Agreement to CLNY or CLAFS.

Dated:
      ---------------------------------------------

Canada Life of America                       Canada Life Insurance Company
Financial Services, Inc.                     of New York


By:  /s/ Frank D'Ambra III                      /s/ D. Allen Loney
   -------------------------------           ------------------------------
    Frank D'Ambra III                                   D. Allen Loney

                                             General Agent, Please Print
---------------------------------

By:                                          Name and Title
   ------------------------------                           --------------------
         Please print                                        Signature

                                             Selling Broker-Dealer, Please Print
---------------------------------

By:                                          Name and Title
   ------------------------------                           -------------------
         Please Print                                         Signature



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                                    EXHIBIT A

                        General Letter of Recommendation

         General Agent hereby certifies to Canada Life Insurance of New York
(CLNY) that all of the following requirements will be fulfilled in conjunction with the submission of papers licensing/appointment for all applicants as Producers submitted by General Agent. General Agent will, upon request, forward proof of compliance with the same to CLNY in a timely manner

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identify, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for CLNY to hold himself out in good faith to the general public. We vouch for each applicant.

2. We have on file a U-4 Form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

         The Above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

3 We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

4. If the applicant is required to submit his or her picture and signature in the state in which he or she is applying for a license, we certify that those items forwarded to CLNY are those of the applicant.

5. We hereby warrant that the applicant is not applying for a license with CLNY in order to place insurance chiefly and solely on his or life or property, lives or property of his or her relatives, or property or liability of his or her associates.

6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any applicant to transact insurance as an agent until duly licensed therefor. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificates of authority or license applied for is received.

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8.       We certify that General Agent, Selling Broker-Dealer and applicant shall have entered into a written agreement pursuant to which a) applicant is appointed a Producer of General Agent and a registered representative of Selling Broker-Dealer; b) applicant agrees that his or her selling activities relating to securities regulated contracts shall be under the supervision and control of Selling Broker-Dealer and his or her selling activities relating to insurance regulated contracts shall be under the supervision and control of General Agent; and c) that applicant's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented, by Selling Broker-Dealer or General Agent.








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                                    VARIFUND


         SCHEDULE 1 - STATEMENT OF COMPENSATION AS OF FEBRUARY 1, 1997 Subject to the terms and conditions of this Agreement, CLAFS will pay to Selling Firms compensation based upon the premiums and purchase payments received from Selling Firm, in accordance with applicable law, in the percentages shown below:

OPT. A1: SINGLE PREMIUM - OWNER ISSUE AGE 0-80
----------------------------------------------


Broker-Dealer Concession
------------------------
         6.5%

OPT. A2: SINGLE PREMIUM - OWNER ISSUE AGE 81-84
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Broker-Dealer Concession
------------------------
         3.25%






Chargebacks; (i) In the event a Contract is returned to CLNY pursuant to a "Free Look" provision, the full B/D concession paid thereon or retained by Selling Firm pursuant to net submission of premium or purchased payment shall be charged back to Selling Firm.. (ii) Should any premium or purchase payment on any Contract issued by CLNY be refunded for any reason, Selling Firm shall repay or return B/D Concession received by it with respect to such premium or purchase payment. (iii) If a Contract was not issued as a result of failure by Selling Firm to submit to CLNY an application sufficient to satisfy state insurance laws or CLNY eligibility requirements then amounts paid to Selling Firm shall be returned or repaid. (iv) If a Contract was tendered to CLNY for redemption within ten business days of the date of activity then amounts paid to Selling Firm shall be returned or repaid. (v) For full or partial withdrawals from the Contract other than those made pursuant to a systematic and/or free withdrawal privilege: 100% of all B/D Concessions paid to Selling Firms on amount(s) withdrawn within 6 months of such amount(s) being paid to CLNY and 50% of all B/D Concessions paid to Selling Firm on amount(s) withdrawn from 7-12 months of such amount(s) being paid to CLNY shall be returned or repaid. For any premium or purchase payment that has been in the Contract for more than 12 months, there shall be no charge back on B/D Concession. To the extent permitted by law, the amount so charged back may, at the option of CLNY, be set off against B/D Concession otherwise due to Selling Firm. In addition, such other compensation will be payable as are from time to time agreed by the parties to the foregoing Agreement and which is in accordance with applicable law, and will be added to this schedule.

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Page 2



                                Expense Allowance


Total compensation may consist of agent commissions, override and/or expense allowance.

If expense allowances are payable, they are subject to the following conditions and limitations:

1. Lapses and surrenders in the first year, and any returns of first year premium made by CLNY, will result in proportionate chargebacks of any expense allowances paid for said premiums.

2. No expense allowance will be used to effect compensation in excess of the limits of Section 4228 of the Insurance Law of New York.

3. No expense allowance will be due or payable after the termination of this Contract except for first year expense allowances for policies written prior to such termination.

4. Notwithstanding any of the other terms and conditions governing payment of expense allowances in this Contract, and to conform with the requirements of Section 4228 of the Insurance Law and the applicable regulations resulting therefrom and other governing sections of the law, the following will apply:

         a. The maximum expense allowance payments shall be such that when added to first year commissions, exclusive of overriding commissions not exceeding 5% of first year premiums, the total shall not exceed 91% of first year premiums for ordinary life and annuity policies and contracts other than single premium policies and contracts.

         b. The maximum expense allowance shall not exceed 100% of the commissions payable on single premium policies and contracts, or the overall 7% of premium limit.

In monitoring the maximum allowances rules in this paragraph 4, CLNY will apply those in a. and b., above, on a "per-policy" basis.